UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 15, 2015

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2015, the Board of Directors of Franklin Resources, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2002 Universal Stock Incentive Plan (the “USIP”). The amendments: prohibit the return to the USIP of shares surrendered or withheld as payment of either the exercise price of an option or withholding taxes in respect of an option; provide for a minimum vesting schedule for options and stock appreciation rights (“SARs”), and require stockholder approval for the cancellation of an option or SAR in exchange for cash at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares. The amendment and restatement of the USIP was not subject to the approval of the stockholders of the Company.

The foregoing description of the amendment to the Company’s USIP is qualified in its entirety by the full text of the USIP filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Franklin Resources, Inc. 2002 Universal Stock Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	December 21, 2015	/s/ Maria Gray
Name: Maria Gray Title: Vice President and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Franklin Resources, Inc. 2002 Universal Stock Incentive Plan, as amended and restated.